UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2002
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS

Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced an advanced suite of molecular assays developed to improve the management of patients diagnosed with the hepatitis B and/or hepatitis C virus. The introduction of these tests further strengthens LabCorp's leading position in the molecular hepatitis testing market, and demonstrates the company's commitment to providing its clients with only the most advanced RNA/DNA tests and technology.

"Recently, there has been a dramatic improvement in therapy options for patients suffering from hepatitis B and C," said Myla P. Lai-Goldman, MD, LabCorp's Executive Vice President, Chief Scientific Officer and Medical Director. "No longer does the diagnosis of these infections precede a life of continuous therapeutic trial and error for the patient. Advances in molecular medicine like LabCorp's suite of hepatitis B and C tests, as well as improved therapeutics, result in far better patient management and enhanced quality of life."




ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c) Exhibit
20  Press release of the Company dated March 12, 2002.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      --------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: March 12, 2002